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                                                                    EXHIBIT 10.8

* CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

                             SUB-SERVICING AGREEMENT

                                     between

                      GREAT LAKES CAPITAL ACCEPTANCE, LLC,

                           GREAT LAKES FUNDING I, LLC,

                                       and

                     WENDOVER FINANCIAL SERVICES CORPORATION

                            Dated as of May 10, 2003

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                             SUB-SERVICING AGREEMENT

THIS SUB-SERVICING AGREEMENT (the "Agreement"), dated as of May 10, 2003 (the "Effective Date"), is between Great Lakes Capital Acceptance, LLC, an Illinois limited liability company ("GLCA"), and Great Lakes Funding I, LLC, an Illinois limited liability company ("GLF")(GLCA and GLF are hereafter collectively referred to as the "Client"), and Wendover Financial Services Corporation, a North Carolina corporation ("Wendover").

                             PRELIMINARY STATEMENTS

Whereas, Client owns the rights to service certain Mortgage Loans; and

Whereas, Wendover is engaged in the business of sub-servicing Mortgage Loans;
and

Whereas, Client desires to engage Wendover to perform certain sub-servicing functions regarding the Mortgage Loans, as set forth herein.

Now, therefore, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and Wendover agree as follows:

                      ARTICLE I. SCOPE, TERM & DEFINITIONS

1.1 Scope. This Agreement documents the terms and conditions under which Wendover agrees to perform mortgage loan sub-servicing on behalf of Client, and the terms and conditions under which Client agrees to purchase such services from Wendover.

1.2 Term; Renewal The term of this Agreement will commence as of the Effective Date and, unless earlier terminated in accordance with the terms set forth in Article VII hereof, will remain in full force and effect through July 31, 2008. This Agreement may be extended upon the mutual written agreement of the parties.

1.3 Definitions. All capitalized words and phrases used in this Agreement, unless the context otherwise requires, will have the meanings set forth in Exhibit A.

                       ARTICLE II. DESCRIPTION OF SERVICES

2.1 The Services, Generally. Client hereby engages Wendover to perform, and Wendover agrees to perform, the Services described herein in accordance with the (i) Roles and Responsibilities Matrix set forth on Exhibit B hereof, (ii) other Applicable Requirements, and (iii) terms and conditions of this Agreement; provided, however, that when Applicable Requirements conflict with the terms of this Agreement, the terms of this Agreement will control.

CONFIDENTIAL Sub-Servicing Agreement                                           1

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2.2     Delivery and Possession of Servicing Files.

        (a) Wendover will begin to sub-service those Mortgage Loans identified on the Mortgage Loan Schedule as of the initial Transfer Date, with the understanding that on or before the Transfer Date for each Mortgage Loan, Client will deliver, at Client's expense, the Servicing Files and Mortgage Records to Wendover's designated facility. Wendover will retain copies of such Servicing Files and Mortgage Records for the sole purpose of sub-servicing the related Mortgage Loans. Additional hard copy documents created or obtained by Wendover in connection with a Mortgage Loan may also be maintained in the Servicing File.

        (b) It is the intent of the parties that Wendover perform the Services with respect to all mortgage loans for which Client acquires servicing rights after the Effective Date and, to that end, Client will offer Wendover the opportunity to provide the Services with respect to such mortgage loans. If Wendover accepts such opportunity, the parties will amend the Mortgage Loan Schedule accordingly, and Client will provide such information regarding the additional Mortgage Loans as Wendover may request. Within thirty (30) days following the receipt of such request and information, Wendover will provide Client with written notice of any required amendments to the fees or other terms of this Agreement and, if acceptable to Client, the parties will agree upon such changes in writing, in accordance with the procedures set forth in Section 2.14 hereof. Notwithstanding anything in this Agreement to the contrary, in the event Wendover is required to report to GNMA under Client's assigned "Seller/Servicer" number, then Wendover will provide Services with respect to all Mortgage Loans to be reported under such number.

        (c) Client will be solely responsible for advising any Custodian of each Transfer Date and will direct the Custodian to deliver to Wendover, at Client's expense, any documents as are necessary for Wendover to perform its duties under this Agreement. It is expressly understood and agreed that Client, or Client's Custodian, will have sole responsibility for the maintenance and/or retention of original copies of all Mortgage Loan-related documents.

        (d) If Wendover receives Mortgage Records electronically, it may rely solely on the information received electronically and will have no responsibility to compare the information received electronically to the information in the Servicing Files; provided, however, if in the course of performing services hereunder, Wendover detects inconsistencies between information received electronically and information received on hard copy documents, Client hereby authorizes Wendover to revise the electronic files accordingly, and agrees that Wendover will have no liability therefor.

CONFIDENTIAL Sub-Servicing Agreement                                           2

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2.3     Representatives; Delegation of Authority; Consents; Cooperation.

        (a) In order to facilitate effective communication and to achieve order and accountability in the performance of the parties' respective obligations under this Agreement, each party will designate in writing a single person (the "Client Representative" or the "Wendover Representative", as appropriate), who will have the obligation and authority to make timely and binding decisions relating to that party's rights, duties and obligations hereunder. Each party may change its designated Representative from time to time upon written notice to the other party. Client hereby designates Jeffrey Bromley as the Client Representative and Wendover designates
                Jeffrey L. Briggs as the Wendover Representative.

        (b) Except as specifically set forth herein, Wendover will have full power and authority, acting alone and as an independent contractor, to do any and all things necessary to perform the Services that Wendover may deem necessary or desirable. Without limiting the generality of the foregoing, Wendover is hereby authorized and empowered to execute and deliver, on behalf of Client, all instruments of satisfaction, cancellation, partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and the Mortgaged Properties. In addition, Wendover is hereby authorized to endorse checks made out to Client and to deposit same into the appropriate custodial account. Upon Wendover's reasonable request, Client will furnish Wendover with such limited powers of attorney and other documents necessary or appropriate to enable Wendover to carry out its duties under this Agreement. Nothing in this Agreement will impose responsibility or liability on Wendover for any underwriting functions regarding any Mortgage Loan.

        (c) Wendover may from time to time provide to the Client Representative, for Client's consent, a written description of a course of action that Wendover proposes to take under this Agreement, notwithstanding that Client's consent may not be required with respect thereto. Unless the Client Representative gives written notice to Wendover that Client objects to any recommended course of action within five (5) days of receipt of Wendover's recommendation, Client will be deemed to have consented to, and Wendover may take, such recommended course of action. If the Client Representative objects in writing to Wendover's recommended course of action within five (5) days of receipt of Wendover's recommendation, Wendover will not take its recommended course of action and will take such mutually agreeable action as may be recommended in writing by the Client Representative.

        (d) Client will use its commercially reasonable efforts to cooperate with and assist Wendover in Wendover's performance of its obligations hereunder, and will promptly execute and deliver all instruments, agreements or documents, and take or cause to be taken such other action as may be necessary or appropriate in furtherance thereof.

CONFIDENTIAL Sub-Servicing Agreement                                           3

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2.4     P&I Custodial Account.

        (a) Wendover will hold payments of principal and interest on the Mortgage Loans separate from its own funds and deposit same in the P&I Custodial Account. Wendover acknowledges and agrees that the P&I Custodial Account shall be subject to the Blocked Account Control Agreement.

        (b) Wendover will (i) select the depository institution in which the P&I Custodial Account is maintained, (ii) receive all benefits to be derived from the P&I Custodial Account, including interest earned, and (iii) be responsible for all bank charges incurred on such account. Wendover will be entitled to retain for its own benefit and will not deposit in the P&I Custodial Account any ancillary income from the Mortgage Loans, including late payment fees, returned check fees, assumption fees and satisfaction fees.

        (c) Wendover may, from time to time, withdraw funds from the P&I Custodial Account in accordance with the terms of this Agreement.

2.5     INTENTIONALLY OMITTED.

2.6 Hazard Insurance. Wendover will cause to be maintained for each Mortgage Loan such fire, flood and hazard insurance as required by Applicable Requirements; provided, however, notwithstanding the foregoing, the provisions of the Mortgage Note and Mortgage will govern. The mortgagee clause will be reflected as running to the benefit of Client, its successor and assigns, as follows: "Client, its successors and assigns, c/o Wendover Financial Services Corporation", at such address as Wendover will designate in writing from time to time. Any amounts collected by Wendover under any such policies will be paid over or applied by Wendover in accordance with Applicable Requirements whether for the restoration or repair of the Mortgaged Property, or applied to reduce the Mortgage Loan. Wendover will not interfere with the Mortgagor's freedom of choice in selecting either an insurance carrier or agent upon any policy renewal; provided, however, that upon any such policy renewal, Wendover will accept insurance policies only from insurance companies that meet the written requirements of Fannie Mae. Wendover will not be required to maintain the original insurance policy for any Mortgaged Property; provided, however, that in the event that Wendover is required to do so by Applicable Requirements, Wendover will obtain and maintain such insurance policies covering the greater of (i) the last known coverage paid for by Mortgagor, or (ii) the unpaid principal balance of the Mortgage Note. If Wendover is unable to collect from the Mortgagor the cost of such policies, Client will pay Wendover such amounts in accordance with Article IV hereof. Notwithstanding anything in this Agreement to the contrary, Wendover may at any time and from time to time solicit Mortgagors for accident, health, life, property or casualty insurance and other miscellaneous services (with the exception of refinancing), and any fees payable by any insurer will be the exclusive property of Wendover.

CONFIDENTIAL Sub-Servicing Agreement                                           4

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2.7     Inspections. Upon Wendover's receipt of actual notice that a Mortgaged
        Property is vacant or abandoned, and if required by the Roles and Responsibilities Matrix, Wendover will arrange for inspections of such Mortgaged Property (i) regarding any Mortgage Loan that is more than sixty (60) days delinquent in the payment of any obligations, and (ii) at such other times and in a manner consistent with Applicable Requirements. Wendover will use reasonable efforts to secure such Mortgaged Property, and attempt to recover from the Mortgagor the expenses associated therewith, provided, however that Client remains liable for such expenses and if Wendover is unable to recover such expenses from the Mortgagor, Client will pay Wendover such amounts in accordance with Article IV hereof.

2.8 Satisfaction of Mortgages. Upon the payment in full of any Mortgage Loan, or the receipt by Wendover of a notification that payment in full will be escrowed in a manner customary for such purposes, Wendover will prepare and process any required satisfaction or release of the Mortgage. Wendover will attempt to collect from the Mortgagor all expenses incurred in connection with any instrument of satisfaction or deed of reconveyance, said costs to be within industry standards. If Wendover is unable to recover such expenses from the Mortgagor, Client will pay Wendover such amounts in accordance with Article IV hereof.

2.9 Assumption Agreements. To the extent it has knowledge and is required by Applicable Requirements to do so, Wendover will notify the Client of the sale or pending sale of a Mortgaged Property whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. Without assuming responsibility or liability for underwriting decisions whatsoever, Wendover will follow Applicable Requirements regarding an assumption; provided, however, that Wendover will not exercise rights of acceleration if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under any FHA insurance or VA guaranty. For purposes of this Section 2.9, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

2.10    INTENTIONALLY OMITTED.

2.11    INTENTIONALLY OMITTED.

2.12    Distributions; Advances.

        (a) Upon Wendover's receipt of payments on the Mortgage Loans, Wendover will, subject to Section 4.1 hereof, remit same to Client in accordance with the remittance instructions set forth in Applicable Requirements or other written instructions mutually agreed upon by Wendover and Client.

        (b) The parties acknowledge that, notwithstanding anything in the Applicable Requirements or this Agreement to the contrary, Wendover will have no obligation whatsoever to make any advances to any third party.

CONFIDENTIAL Sub-Servicing Agreement                                           5

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2.13    Statements to Client and Reporting Requirements. Wendover will send to
        Client via United States mail, statements setting forth information with respect to the Mortgage Loans as required by Applicable Requirements.

2.14    Additional Services.

        (a) From time to time, Client may request Wendover to perform Additional Services (including, without limitation, any and all technical and personnel resources required to (i) accommodate and assist the audits described in Section 3.2; (ii) support Client's securitization efforts; (iii) accommodate changes in the Material Assumptions, the Roles and Responsibilities Matrix or other Applicable Requirements; or other requirements of Client, including without limitation support for litigation, mergers, acquisitions and other transactions); (iv) accommodate changes in the type or timing of remittances; (v) support amendments to the Mortgage Loan Schedule; and (vi) develop ad hoc reports, etc.).

        (b) Wendover will provide to Client such Additional Services as Client may reasonably request in writing from time to time during the term of this Agreement and with respect to which the parties have reached written agreement regarding the nature and scope of such Additional Services. Such agreement with respect to any Additional Services will be set forth in a written letter agreement which will contain the following information, as applicable: (i) a reference to this Agreement, which reference will be deemed to incorporate all of the provisions of this Agreement; (ii) the date as of which the provisions of the letter will become effective and, if applicable, the term or period of time during which the services or resources referenced therein will be provided; (iii) a description of the services or resources to be provided by Wendover pursuant to the letter;
                (iv) a description of Client's responsibilities relating to the letter, including any facilities, hardware, software or other support that will be required; (v) the amounts payable for the services or resources provided pursuant to the letter and the schedule on which such amounts will be invoiced; and (vi) any additional provisions applicable to the services or resources to be provided pursuant to the letter that are not otherwise set forth in this Agreement or that are exceptions to the provisions set forth in this Agreement.

2.15 Location of Services. Notwithstanding anything to the contrary in this Agreement, Wendover may, in its sole discretion, perform the Services or any portion thereof from any location determined by Wendover, or relocate any software or equipment used by Wendover to perform the Services; provided however, that any change in service location made by Wendover in its sole discretion shall not (i) materially and adversely impact Wendover's ability to perform its obligations hereunder, (ii) increase Client's fees or costs (unless Wendover agrees to reimburse Client for such increase in Client's fees and costs), or (iii) materially and adversely impact the way in which Client conducts its business or operations.

CONFIDENTIAL Sub-Servicing Agreement                                           6

2.16 Client Facilities. At any time during the term of this Agreement, Wendover may propose to Client an arrangement under which Wendover may use all or a portion of the Client facilities from which Wendover is performing the Services hereunder (the "Client Facilities") to perform services for other clients of Wendover. At the time that the parties enter into such arrangement, the parties will negotiate in good faith to determine and agree upon the appropriate terms and conditions relating to Wendover' use of such Client Facilities for other Wendover clients.


          ARTICLE III. DATA, CONFIDENTIALITY, AUDIT RIGHTS, CONTINGENCY
                             PLANNING AND INSURANCE

3.1 Client Data. As between Wendover and Client, information relating to Client or its customers (the "Client Data") that is provided by Client hereunder is and will remain the property of Client. Wendover is hereby authorized to have access to and to make use of the Client Data for the term of this Agreement as is appropriate for the performance by Wendover of its obligations hereunder. Wendover will maintain safeguards against the destruction, loss or alteration of the Client Data in the possession of Wendover. Upon expiration or termination of this Agreement for any reason, Wendover will, at Client's expense, return to Client all of the Client Data in Wendover's possession and in Wendover's then existing machine-readable format and media. Wendover will not use the Client Data for any purpose other than providing the Services. If Client Data is required to be disclosed pursuant to a requirement of a governmental authority, such Client Data may be disclosed so long as and to the extent possible Wendover provides Client with timely prior notice of such requirement and coordinates with Client in an effort to limit the nature and scope of such required disclosure.

3.2 Audits. Upon written request and reasonable advance notice, Wendover will, at Client's expense, make available during Wendover's business hours, its facilities and Servicing Files for audit by:

        (i) Employees of Client and its auditors who are from time to time designated by Client and who agree in writing to the security and confidentiality obligations and procedures reasonably required by Wendover; and

        (ii) A prospective investor who desires, with Client's written consent, to examine the Servicing Files and other records relating to Mortgage Loans; and

        (iii) Client or other third party who requests (or demands through issuance of subpoena or otherwise) Wendover at any time, including after the termination of this Agreement, to retrieve information regarding a Mortgage Loan from Wendover's inactive records; and

        (iv) Any state or jurisdiction that, because of the geographic location of Client's offices, the Mortgaged Property or other aspect of any of the Mortgage Loans, requires an audit of Wendover's facilities or Servicing Files.

CONFIDENTIAL Sub-Servicing Agreement                                           7

        Notwithstanding anything to the contrary in this Agreement, Wendover will not be required to provide access to the proprietary data of Wendover or other Wendover customers. Client and its agents, representatives and auditors will keep confidential all information learned or exchanged in connection with the conduct of an audit, as well as the results of any audit.

3.3 Reimbursement for Audit-related Expenses. Client will reimburse Wendover for expenses incurred in connection with all audits and reviews, including but not limited to the allocated cost of the time of Wendover's personnel. With respect to any audit required by any state or jurisdiction as described in Section 3.2(iv), Wendover's expenses will be charged to Client on a pro rata basis, based on the number of Mortgage Loans serviced hereunder compared to all other mortgage loans serviced or sub-serviced by Wendover in such state or jurisdiction, and shall be payable in accordance with Section 4.3 hereof.

3.4 Reproduction of Documents. This Agreement and all documents relating hereto, including without limitation (i) consents, waivers and modifications that may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photocopy, microfilm, microcard, miniature photographic or other similar process. Any such reproduction will be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction will likewise be admissible in evidence.

3.5 Data Access. If Wendover has issued to Client a data access security system in order that Client may access certain data and functions, Client will:

        (i) Access data and functions only in accordance with the Data Access Procedures described in Exhibit H and to regard and preserve as confidential all information obtained with respect to the issuance to Client of a data access security system;

        (ii) Indemnify Wendover against and hold Wendover harmless from all Losses howsoever arising or incurred because of or in connection with the access of data and functions by Client and the use by Client or any of its employees, whether authorized or unauthorized, of the data access security system; and

        (iii) Designate a Client employee to serve as the Data Security Administrator, who will be responsible for (1) receiving and maintaining all documents and correspondence assigning, confirming, or otherwise containing user identification codes, passwords mnemonics, test keys, encryption keys and other security devices and/or information from Wendover and (2) administering and monitoring Client's security procedures in accordance with the Data Access Procedures set forth on Exhibit
                H. Unless otherwise designated in writing by Client, the Data Security Administrator will be the Client Representative identified by Client pursuant to Section 2.3(a) hereof.

CONFIDENTIAL Sub-Servicing Agreement                                           8

3.6 Delivery of Financial Information and Reports. Each party will deliver to the other, within ten (10) days after the publication of its annual report, or one hundred twenty (120) days after the end of its fiscal year, whichever is earlier, a copy of:

        (i) Its consolidated balance sheet and consolidated subsidiaries, if any, as at the end of the most recent fiscal year, and

        (ii) Its consolidated statements of operations and retained earnings, and cash flows of it and its consolidated subsidiaries, if any, for such year.

        Each such statement will set forth in comparative form the figures for the previous fiscal year and will be accompanied by an opinion of a firm of independent certified public accountants of recognized national standing that such financial statements present fairly the financial position, results of operations and cash flows of the party and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur).

3.7 Contingency Planning. The parties' responsibilities with respect to contingency planning will be as follows:

        (a) Wendover will develop, maintain and, as necessary in the event of a disaster, execute a disaster recovery plan (the "Wendover Plan") for the Wendover location from which Wendover provides Services hereunder (the "Wendover Servicing Center") and will provide to Client and its auditors and inspectors such access to review the Wendover Plan (at Client's expense) as Client may reasonably request from time to time. Wendover will not be required to provide access to information of other Wendover clients.

        (b) Client will develop, maintain and, as necessary in the event of a disaster, execute a business resumption plan (the "Client Plan") for all Client locations and the telecommunications links between Client locations and the Wendover Servicing Center and will provide to Wendover such access to review the Client Plan (at Wendover's expense) as Wendover may reasonably request from time to time.

        (c) Upon Client's request, Wendover will provide summary reports of tests of the Wendover Plan or if commercially feasible invite Client to participate in tests. Client shall be responsible to assure that the Client Plan is compatible with the Wendover Plan.

        (d) Each party will be responsible for the training of its own personnel as required in connection with all applicable contingency planning activities.

3.8 Insurance. Wendover shall maintain insurance as required by law, as well as other commercially reasonable coverages including, but not limited to, coverage for employee

CONFIDENTIAL Sub-Servicing Agreement                                           9
        fidelity, general liability and errors and omissions. Policy terms, limits and deductibles shall be as deemed appropriate by Wendover.

                        ARTICLE IV. PAYMENTS TO WENDOVER

4.1 Fees. In consideration for the performance of the Services, Client will pay Wendover the fees and charges set forth on Exhibits C and C.1, in accordance with the terms and conditions set forth therein.

4.2 Miscellaneous and Out-of-Pocket Expenses. Unless otherwise expressly set forth herein, Client will reimburse Wendover for any out-of-pocket expenses incurred by Wendover hereunder, whether such expenses are incurred pursuant to requests by Client, or as a result of sub-servicing the Mortgage Loans (including, without limitation, expenses related to property preservation, recording fees for foreclosures and lien releases, and shipping charges). Upon the reasonable request of Client, Wendover will provide Client with an itemized listing of the applicable, which will be due and payable as set forth in Section 4.3 hereof, or may be recouped by Wendover as set forth in Section 4.1 hereof. Notwithstanding the foregoing, however, Wendover shall incur no such out-of-pocket expenses in excess of two hundred fifty dollars ($250.00) per occurrence, without the prior approval of Client.

4.3     Method of Payment.

        (a) Unless otherwise specifically set forth in this Agreement, Wendover will deduct or "net" any amount due hereunder from any funds held by Wendover on behalf of Client prior to disbursing to Client such funds. All amounts that are not "netted" shall be due and payable ten (10) days following receipt by Client of the invoice from Wendover therefor. If Client does not notify Wendover of any invoice items in dispute within ten (10) days following receipt of an invoice from Wendover, Client will be deemed to have approved and accepted such invoice. All amounts will be payable to Wendover by check, wire transfer, or ACH, in accordance with payment instructions provided by Wendover from time to time, so as in each case to constitute immediately available funds by 12 noon, Plano, Texas time, on the payment date no matter what the method of payment. If a due date does not fall on a Business Day, payments must be received by Wendover on or before one (1) Business Day prior to such date.

        (b) Any amount not paid when due as set forth in this Agreement will bear interest until paid at a rate of interest equal to the lesser of (i) the prime rate established from time to time by Citibank of New York plus four percent (4%) or (ii) the maximum rate of interest allowed by applicable law. If any portion of an amount due to Wendover under this Agreement is subject to a bona fide dispute between the parties, Client will pay to Wendover on the date such amount is due all amounts not disputed in good faith by Client. Within ten (10) days of the date of the invoice on which a disputed amount appears, Client will notify Wendover in writing of the specific

CONFIDENTIAL Sub-Servicing Agreement                                          10
                items in dispute, will describe in detail Client's reason for disputing each such item, and will deposit such disputed amount into an escrow account established in the manner set forth in
                Section 6.3. Within seven (7) days of Wendover's receipt of such notice, the parties will begin to negotiate in good faith pursuant to the provisions of Article VI to reach settlement on any items that are the subject of such dispute. If Client does not notify Wendover of any invoice items in dispute within ten
                (10) days following receipt of an invoice from Wendover, Client will be deemed to have approved and accepted such invoice. Notwithstanding anything to the contrary in this Agreement, in no event may Client withhold in any one month, as a disputed amount, more than fifty percent (50%) of Wendover's charges (exclusive of reimbursable expenses) for that month.

4.4 Taxes. There will be added to any charges under this Agreement, and Client will either pay to Wendover, or reimburse Wendover for the payment of, amounts equal to any taxes, assessments, duties, permits, fees and other charges of any kind, however designated, assessed, charged or levied, based on, with respect to or measured by (i) such charges, (ii) this Agreement, or (iii) the Services, software, equipment, materials or other property (tangible or intangible), or the use thereof or the resources used therefor, that are provided under this Agreement. Charges payable under this Section 4.4 include state and local sales taxes, use taxes, property taxes, telecommunications taxes, privilege taxes, excise taxes (including federal excise taxes), value added taxes and any taxes or amounts in lieu thereof paid or payable by Wendover in respect of the foregoing, exclusive however, of taxes based on the net income of Wendover.

4.5 Charges for Additional Services. In consideration for any agreement by Wendover to provide Additional Services, Client will pay to Wendover the amounts mutually agreed to in writing by Wendover and Client for such Additional Services, and the miscellaneous and out-of-pocket expenses incurred by Wendover in connection therewith.

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

5.1 Client Representations and Warranties. Client hereby represents and warrants to Wendover as of the Transfer Date for each Mortgage Loan:

        (a) Client is a limited liability company duly organized, validly existing and in good standing under the laws of the state under which it was organized and to the best of Client's knowledge has all licenses and is in compliance with all regulations necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Properties are located if the laws of such states require licensing or qualification in order to hold its interest in the Mortgage Loans.

        (b) Client has the power and authority to enter into, execute and deliver this Agreement and all documents and instruments executed and delivered pursuant hereto and to perform its obligations in accordance herewith; the execution,

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

                delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant thereto) by Client and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligations of Client; and all requisite corporate action has been taken by Client to make this Agreement valid and binding upon Client in accordance with its terms.

        (c) No consent, approval, authorization or order of any court or governmental agency or body relating to the transactions contemplated by this Agreement is required or, if required, such consent, approval, authorization or order has been or will, prior to the Transfer Date, be obtained.

        (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of or compliance with the terms and conditions of this Agreement are in the ordinary course of business of Client and will not result in the breach of any term or provision of the articles of organization or operating agreement of Client or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture, loan, credit agreement or other instrument to which Client or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Client or its property is subject.

        (e) Client owns all rights to service the Mortgage Loans. If any Mortgage Loan is an FHA Loan, a GNMA Loan or a VA Loan, Client is an approved Seller/Servicer in good standing with FHA, GNMA or VA, as applicable.

        (f) Each Mortgage Loan has been originated and serviced in compliance with all applicable (i) federal, state and local laws, statutes, regulations and ordinances and (ii) requirements of any Mortgage Loan insurers, including without limitation, FHA, HUD and VA.

        (g) All real estate taxes on each Mortgage Loan have been paid in full at least forty-five (45) days before the applicable tax delinquent date; provided, however, this representation and warranty will not apply regarding Mortgage Loans as to which no tax information is reasonably available. Notwithstanding the foregoing, all real estate taxes on each Mortgage Loan that have been or may become delinquent within thirty (30) days of the Transfer Date have been paid in full.

        (h) Client has reviewed and understands (i) the Roles and Responsibilities Matrix and represents that it can perform each and every obligation set forth in this Agreement; and (ii) the Material Assumptions and the Mortgage Loan Schedule and represents that the information set forth therein is current, accurate and complete.

5.2 Wendover Representations. Wendover hereby represents and warrants to Client as of the Effective Date:

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

        (a) Wendover is a corporation duly organized, validly existing and in good standing under the laws of the state of North Carolina and to the best of Wendover's knowledge has all licenses and is in compliance with all regulations necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Properties are located if the laws of such states require licensing or qualification in order to conduct business of the type conducted by Wendover hereunder.

        (b) Wendover has the corporate power and authority to enter into, execute and deliver this Agreement and all documents and instruments executed and delivered pursuant hereto, and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement by Wendover and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligations of Wendover; and all requisite corporate action has been taken by Wendover to make this Agreement valid and binding upon Wendover in accordance with its terms.

        (c) No consent, approval, authorization or order of any court or governmental agency or body is required for Wendover to enter into this Agreement or, if required, such consent, approval, authorization or order has been or will, prior to the Transfer Date, be obtained.

        (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of or compliance with the terms and conditions of this Agreement are in the ordinary course of business of Wendover and will not result in the breach of any term or provision of the articles of incorporation or by-laws of Wendover or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture, loan, credit agreement or other instrument to which Wendover or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Wendover or its property is subject.

        (e) Wendover is an approved servicer of conventional Mortgage Loans for Fannie Mae and Freddie Mac. Wendover is in good standing to service Mortgage Loans for GNMA, FHA and VA.

5.3     Disclaimer of Other Warranties. EXCEPT AS EXPRESSLY SET FORTH IN
        SECTION 5.2, WENDOVER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE, OF THE SERVICES PROVIDED UNDER THIS AGREEMENT. WENDOVER DOES NOT REPRESENT OR WARRANT THAT THE OPERATION OF ANY SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE.

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5.4     Remedies for Breach of Representations and Warranties. The
        representations and warranties in this Article V will survive the execution and delivery of this Agreement. Upon discovery by either party of a breach of the foregoing representations and warranties that materially adversely affects the interests of the other party, the party discovering such breach will give prompt written notice to the other. In the event such breach is not cured within sixty (60) days of receipt of such written notice, the non-breaching party may terminate this Agreement pursuant to the terms of Section 7.1 hereof.

                    ARTICLE VI. DISPUTE RESOLUTION PROCEDURES

6.1 Dispute Resolution. In the event of any dispute, controversy or claim of any kind or nature arising under or in connection with this Agreement (including disputes as to the creation, validity, interpretation, breach or termination of this Agreement) (a "Dispute"), then upon the written request of either party, each of the parties will appoint a designated senior business executive whose task it will be to meet for the purpose of endeavoring to resolve the Dispute. The designated executives will meet as often as the parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the parties believe to be appropriate and germane in connection with its resolution. Such executives will discuss the Dispute and will negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding relating thereto. The specific format for such discussions will be left to the discretion of the designated executives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. If, after thirty (30) days following the initial request to negotiate the Dispute, the designated executives conclude in good faith that the parties are unable to resolve the Dispute, then the Dispute will be escalated in accordance with the Dispute resolution procedures set forth on Exhibit G hereof.

6.2 Exclusive Remedy. Other than those matters involving injunctive or other extraordinary relief or any action necessary to enforce the award of the arbitrator, the parties agree that the provisions of this Article VI are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any Dispute or the provision of the Services by Wendover. Nothing in this Article VI prevents the parties from exercising their rights to terminate this Agreement in accordance with Article VII.

6.3 Continued Performance; Escrow Account. Unless (i) Wendover has commenced a proceeding or has presented a claim pursuant to this Article VI for nonpayment by Client of amounts due under this Agreement, and Client does not promptly pay all amounts in dispute into the escrow account referred to below and does not otherwise continue to make payments to Wendover in accordance with this Agreement of all amounts not required to be so escrowed, or (ii) this Agreement has been terminated in accordance with Article VII, Wendover will continue to provide the Services hereunder during any dispute resolution proceedings (whether informal or formal) commenced pursuant to this Article VI, and Client will continue to perform its obligations (including the making of payments to

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

        Wendover) in accordance with this Agreement. Up to the maximum amount in dispute, any disputed payment will be paid pending resolution of the Dispute into an escrow account that is structured by agreement of the parties or, if agreement cannot be reached, as directed by the mediator or arbitrator, as the case may be, engaged in accordance with this
        Article VI. Any such escrow account will provide for the payment of interest on the amounts deposited therein, and the parties (if the Dispute is resolved informally) or the mediator or arbitrator, as the case may be (if the Dispute is resolved formally), will make the determination regarding distribution of such deposited amounts plus interest. In addition to the escrow, Client will continue to make payment to Wendover of all amounts not in dispute in accordance with this Agreement. If Client fails to escrow disputed payments or to otherwise continue to make payments to Wendover in accordance with this Agreement of all amounts not required to be so escrowed, Wendover may apply to any court of competent jurisdiction to seek injunctive relief for such failure and will have the right to terminate this Agreement in accordance with Section 7.2.

                      ARTICLE VII. TERMINATION OF AGREEMENT

7.1 Termination for Cause. If either party materially defaults in the performance of any of its duties or obligations under this Agreement (except for a default in payments to Wendover, which will be governed by Section 7.2), which default is not substantially cured within sixty (60) after written notice is given to the defaulting party specifying such default (or, with respect to those defaults that cannot reasonably be cured within sixty (60) days, should the defaulting party fail to proceed within sixty (60) days to commence curing the default and thereafter to proceed with reasonable diligence to substantially cure the default), the party not in default may, by giving written notice thereof to the defaulting party, terminate this Agreement as of the date of receipt by the defaulting party of such notice or as of a future date specified in such notice of termination. In addition to the requirements of Section 9.6, to be effective and to commence the running of any applicable cure period, any notice given pursuant to this Section 7.1 must explicitly identify the type of notice being given, whether of default or termination, and reference this Section 7.1.

7.2 Termination for Nonpayment. If Client defaults in the payment when due of any amount due to Wendover pursuant to this Agreement (including the payment of past due interest), and does not cure such default within ten
        (10) days after being given written notice of such default or otherwise does not comply with Section 6.3, Wendover may, by giving written notice thereof to Client, terminate this Agreement as of the date of receipt by Client of such notice or as of a future date specified in such notice of termination. In addition to the requirement of Section 9.6, to be effective and to commence the running of any applicable cure period, any notice given pursuant to this Section 7.2 must explicitly identify the type of notice being given, whether of default or of termination, and reference this Section 7.2.

7.3 Termination for Bankruptcy and Related Events. Subject to Title 11, United States Code, if either party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its

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

        creditors or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then the other party may, by giving written notice thereof to such party, terminate this Agreement as of a date specified in such notice of termination.

7.4 Material Assumptions. Client acknowledges and agrees that (i) the fees set forth on Exhibit C are contingent upon the validity of the Material Assumptions set forth on Exhibit D and, (ii) if any of the Material Assumptions are, at any time during the term of this Agreement, invalid, then Wendover and Client will negotiate in good faith an equitable adjustment in Wendover's fees. If the parties fail to agree to such an adjustment within thirty (30) calendar days, then Wendover may terminate this Agreement upon sixty (60) days' written notice, and Client will pay Wendover the Exit Fee described in Exhibit C, which amount will be due and payable prior to the effective date of termination.

7.5 Termination for Events Related to Line of Credit. If Wendover receives from Textron a copy of a Shifting Control Notice pursuant to the Blocked Account Control Agreement or directions regarding the Proceeds and Instruments and Documents pursuant to the Bailee Agreement and Waiver, or Client otherwise defaults under its line of credit with Textron, then Wendover may, by giving written notice to Client, terminate this Agreement as of a date specified in such notice of termination.

7.6 Effect of Expiration or Termination. Upon expiration or termination of this Agreement, Wendover will cease to perform the Services, and Client will pay to Wendover all amounts due to Wendover hereunder for all Services performed by or on behalf of Wendover hereunder. The termination of this Agreement will in no event relieve the parties of any obligation or liability incurred hereunder prior thereto, including the payment and indemnification obligations and liabilities set forth herein.

7.7 Transition Assistance. In connection with the expiration or termination of this Agreement for any reason, and if requested by Client in writing within at least sixty (60) days, prior to the applicable expiration date or effective date of termination, Wendover will, at Client's written request and expense, prepare, execute and deliver to a successor any and all of Client's documents and other instruments as may be in Wendover's possession, and do such other acts or things necessary or appropriate to effect the purposes of such notice of termination. Wendover will reasonably cooperate with Client and such successor in effecting the termination of Wendover's rights and responsibilities hereunder, including, without limitation, the transfer to such successor for administration by it of the P&I Custodial Account, and funds thereafter received with respect to the Mortgage Loans and to which Wendover is not entitled pursuant to this Agreement. Wendover will have no obligation to provide any form of transition assistance if Wendover terminates this Agreement for cause or pursuant to Section 7.5 hereof. Unless otherwise agreed in writing, Client will pay Wendover for such transition assistance at Wendover's then current commercial billing rates on a monthly basis in advance.

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

                   ARTICLE VIII. INDEMNIFICATION AND LIABILITY

8.1 General Indemnification. Wendover and Client each will be responsible for Losses to their respective tangible personal or real property (whether owned or leased), and each party agrees to look only to its own insuring arrangements (if any) with respect to such Losses. Wendover and Client each will be responsible for Losses for the death of or personal injury to any person (including any employee of either party) and Losses for damages to any third party's tangible personal or real property (whether owned or leased), in accordance with the law of the jurisdiction in which such Loss is alleged to have occurred. Subject to Sections 8.4 and 8.5 hereof, each party will indemnify and defend the other party and hold the other party harmless from any and all Losses arising out of, under or in connection with claims for which the indemnitor is responsible under the preceding sentence.

8.2 Third party Claims. Without limiting Wendover's liability to Client under this Agreement, each of the parties acknowledge that by entering into and performing its obligations under this Agreement Wendover will not assume and should not be exposed to the business and operational risks associated with Client's business, and Client therefore agrees to indemnify and defend Wendover and hold Wendover harmless from any and all third party Losses arising out of the conduct of Client's business, including but not limited to the use by Client of the Services, and

        (i)     The action or inaction of any prior servicer of the Mortgage
                Loans;

        (ii) Tax penalties and interest that arose or accrued through the period ending forty-five (45) days after the Transfer Date;

        (iii) Any dispute between Mortgagor(s) and Client or Mortgagor(s) and Wendover, or any dispute between Warehouse Lender(s) and Client or Warehouse Lender(s) and Wendover (including any disputes under the Blocked Account Control Agreement, the Bailee Agreement and Waiver, or the Indemnification Agreement);

        (iv) Insufficient hazard insurance coverage or hazard insurance coverage that lapsed prior to the Transfer Date;

        (v) Inaccurate or incomplete information supplied to Wendover by Client or any agent, consultant, vendor, subcontractor or representative thereof;

        (vi)    Advances for negative amortization;

        (vii)   Damage to person or property occurring on a Mortgaged Property;

        (viii) Wendover's appearance or participation in, or defense of, any legal action that is ancillary to Wendover's duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that Wendover may with the consent of Client, undertake any such action that it may deem necessary or

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                desirable with respect to this Agreement and the rights, duties and the interests of the parties hereto. In such event, Client will be responsible for the Losses and will reimburse Wendover therefor; and

        (ix) Any environmental matters or claims relating to or arising from the Mortgaged Properties, including but not limited to violations of federal, state or local laws, regulations or ordinances.

8.3     Exclusions.

        (a) Wendover will not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for any action or inaction in accordance with the direction or consent of Client, or any inaction resulting from Client's failure to agree regarding a request by Wendover for direction or consent in accordance with
                Section 2.3(c) hereof.

        (b) In addition to the foregoing and not in limitation thereof, Wendover will have no liability or obligation for the servicing or sub-servicing of the Mortgage Loans prior to the applicable Transfer Date.

        (c) Notwithstanding anything herein to the contrary, Wendover will not be construed to have made any representation, warranty or guarantee as to the payments under the Mortgage Loans.

8.4 Procedures. The indemnification obligations set forth in Sections 8.1 and 8.2 will not apply unless the party claiming indemnification:

        (i) Notifies the other promptly in writing of any matters in respect of which the indemnity may apply and of which the notifying party has knowledge in order to allow the indemnitor the opportunity to investigate and defend the matter; provided, however, that the failure to so notify will only relieve the indemnitor of its obligations under this Article VIII if and to the extent that the indemnitor is prejudiced thereby; and

        (ii) Gives the other party full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof; provided, however, that the indemnitee will have the right to participate in any legal proceeding to contest and defend a claim for indemnification involving a third party and to be represented by legal counsel of its choosing, all at the indemnitee's cost and expense. However, if the indemnitor fails to promptly assume the defense of the claim, the party entitled to indemnification may assume the defense at the indemnitor's cost and expense.

        The indemnitor will not be responsible for any settlement or compromise made without its consent, unless the indemnitee has tendered notice and the indemnitor has then refused to assume and defend the claim and it is later determined that the indemnitor was liable to

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        assume and defend the claim. The indemnitee agrees to cooperate in good faith with the indemnitor at the request and expense of the indemnitor.

8.5     Limitation of Liability.

        (a) The liability of each party to the other for all damages arising out of or related this Agreement, regardless of the form of action that imposes liability, whether in contract, equity, negligence, intended conduct, tort or otherwise, will be limited to and will not exceed, in the aggregate for all claims, actions and causes of action of every kind and nature, the sum of the Monthly Sub-Servicing Fees actually received by Wendover for the six (6) calendar months ending with the month in which occurred the event giving rise to the liability.

        (b) In no event will the measure of damages payable by either party include, nor will either party be liable for, any amounts for loss of income, profit or savings or indirect, incidental, consequential, exemplary, punitive or special damages of any party, including third parties, even if such party has been advised of the possibility of such damages in advance, and all such damages are expressly disclaimed.

        (c) The limitations set forth in Sections 8.5(a) and 8.5(b) will not apply to the liability of Client under Section 8.2, or to the liability of either party to the extent such liability results from (i) that party's acts of intentional tortious conduct in the performance or nonperformance of its obligations under this Agreement or (ii) that party's nonperformance of its payment obligations to the other expressly set forth in this Agreement for Services performed hereunder or for payment or reimbursement of taxes, out-of-pockets expenses or pass-through expenses, and Wendover's lost profits on such payments.

        (d) Each party has a duty to mitigate the damages that would otherwise be recoverable from the other pursuant to this Agreement by taking appropriate and reasonable actions to reduce or limit the amount of such damages.

        (e) No claim, demand for mediation or arbitration or cause of action which arose out of an event or events which occurred more than two years prior to the filing of a demand for mediation or arbitration or suit alleging a claim or cause of action may be asserted by either party against the other.

        (f) The parties expressly acknowledge that the limitations and exclusions set forth in this Article VIII have been the subject of active and complete negotiation between the parties and represent the parties' agreement taking into account each party's level of risk associated with the performance or nonperformance of its obligations under this Agreement and the payments and other benefits to be derived by each party hereunder and thereunder. The provisions of this Article VIII will survive the expiration or termination of this Agreement for any reason.

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                            ARTICLE IX. MISCELLANEOUS

9.1 Entire Agreement; Amendment; Survival. This Agreement, including the Exhibits that are incorporated herein, constitutes the complete and exclusive agreement of the parties with respect to the Mortgage Loans, and supersedes all prior agreements or understandings, written or oral, express or implied, relating to the subject matter hereof. This Agreement may be amended only by a written agreement signed by both parties. The expiration or termination of this Agreement for any reason will not release either party from any liabilities or obligations set forth herein or therein which (a) the parties have expressly agreed will survive any such expiration or termination or (b) remain to be performed or by their nature would be intended to be applicable following any such expiration or termination.

9.2 Exhibits. The following exhibits to this Agreement are hereby incorporated in and made an integral part of this Agreement:

        Exhibit A ......Definitions
        Exhibit B ......Roles and Responsibilities Matrix
        Exhibit C ......Fees
        Exhibit C.1 ....Other Fees
        Exhibit D ......Material Assumptions
        Exhibit E ......Mortgage Loan Schedule
        Exhibit F ......Intentionally Omitted
        Exhibit G ......Dispute Resolution Procedures
        Exhibit H ......Data Access Procedures

9.3 Effect of Headings. The headings in this Agreement are for purposes of reference only and will not limit or otherwise affect the meaning of this Agreement.

9.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement will be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and will in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement. If the invalidity of any part, provision, representation or warranty of this Agreement will deprive any party of the economic benefit intended to be conferred by this Agreement, the parties will negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

9.5 Counterparts; Successors and Assigns. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, will be deemed to be an original; such counterparts, together, will constitute one and the same agreement. This Agreement may be assigned only with the prior written consent of the other party hereto; provided, however, that Wendover

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

        may (i) assign this Agreement to any affiliated entity, and/or (ii) assign its rights to Client's payments hereunder, including any termination amount payable pursuant to Article VII, to a financial institution or other third party in connection with any transaction entered into to provide financing related to this Agreement or the obligations of Wendover hereunder, and any such assignee may further assign its rights hereunder in connection with such financing. Subject to all applicable privacy laws, Client acknowledges that Wendover shall have the right to disclose this Agreement or other confidential related information to professional advisors, financial institutions, or other third parties to secure such financing.

9.6 Notices. All notices, requests, demands and other communications that are required or permitted to be given under this Agreement will be in writing and will be deemed to have been given upon the delivery or mailing of such notice, as the case may be, sent by registered or certified mail, return receipt requested, postage prepaid; overnight express delivery or facsimile to the addresses set forth below. Either party may change its designated addressee by giving written notice thereof to the other party.

        (a)     If to Client:

                Great Lakes Capital Acceptance, LLC
                Great Lakes Funding I, LLC
                27 East Monroe Street, Suite 700
                Chicago, Illinois  60603
                ATTN:  George Luburich

        (b)     If to Wendover:

                Wendover Financial Services Corporation
                725 North Regional Road
                Greensboro, NC  27409
                ATTN: President

                with a copy to:

                Electronic Data Systems Corporation
                Office of Legal Affairs
                5400 Legacy Drive, H3-3C-47
                Plano, TX 75024
                ATTN: General Counsel

9.7 Force Majeure. Wendover will not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts will include but not be limited to "acts of God" or third parties, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters, or Textron's taking control of the P&I Custodial Account pursuant to the

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

        Blocked Account Control Agreement or directing Wendover to deliver possession of the Proceeds and Instruments and Documents to Textron or a third party pursuant to the Bailee Agreement and Waiver.

9.8 Independent Contractors. The parties hereto are independent contractors and nothing in this Agreement will be deemed or construed as constituting either party as partner, joint venturer or fiduciary of the other, or to create any other form of legal association that would impose liability on one party for the act or failure to act of the other. Except as otherwise expressly provided in this Agreement, each party has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed all work to be performed by it pursuant to this Agreement.

9.9 No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of Wendover and Client and shall not be deemed to be for the direct or indirect benefit of any Mortgagor or any other person or entity.

9.10 Subcontracting. Wendover may subcontract any portion of the Services to third parties. Wendover will not disclose any confidential information of Client to any such subcontractor unless and until the subcontractor has agreed in writing to protect the confidentiality of such confidential information in the manner required by this Agreement and then only to the extent necessary for the subcontractor to perform those Services subcontracted to it. Wendover will remain responsible for the obligations performed by any of its subcontractors to the same extent as if such obligations were performed by Wendover.

9.11 Governing Law. This Agreement will be governed by and construed in accordance with the substantive laws of the state of North Carolina, without giving effect to any choice-of-law rules that may require the application of the laws of another jurisdiction. If any dispute arises hereunder, the parties hereto agree that any such dispute will be heard in courts of North Carolina or any federal court sitting in North Carolina, and Client hereby consents to the jurisdiction of such courts.

9.12 Client. Notwithstanding anything to the contrary set forth in this Agreement, the parties agree that (i) Wendover shall submit a single invoice, to the address set forth in Section 9.6, for the Services performed under this Agreement, even if such Services are provided to both GLCA and GLF; (ii) GLCA and GLF each agrees to be jointly and severely liable for the obligations (including payment obligations) of "Client" under this Agreement; and (iii) all damages or indemnities that may be payable over time by Wendover under this Agreement to either GLCA or GLF shall not exceed, in the aggregate, the limitation of liability set forth in Section 8.5.

CONFIDENTIAL Sub-Servicing Agreement                                          22

        IN WITNESS WHEREOF, each of Client and Wendover has caused its name to be signed hereto by its duly authorized representative as of the day and year first above written.

GREAT LAKES CAPITAL                       WENDOVER FINANCIAL SERVICES
 ACCEPTANCE, LLC                           CORPORATION

By:    /s/ GEORGE LUBURICH II             By: /s/ JEFFREY L. BRIGGS
     ----------------------------            -------------------------------

Name:   GEORGE LUBURICH II                Name:  JEFFREY L. BRIGGS

Title:  PRESIDENT                         Title: EXECUTIVE VICE PRESIDENT

Date:   MAY 10, 2003                      Date:  MAY 9, 2003

GREAT LAKES FUNDING I, LLC

By:   /s/ GEORGE LUBURICH II
     -----------------------------

Name:   GEORGE LUBURICH II

Title:  MANAGER

Date:   MAY 10, 2003

Document 130861V8

CONFIDENTIAL Sub-Servicing Agreement                                          23

                                    EXHIBIT A
                          (to Sub-Servicing Agreement)

                                   DEFINITIONS

All capitalized words and phrases used in this Agreement, unless the context otherwise requires, will have the meanings set forth below.

Additional Services: All services that are not reflected as Wendover obligations on the Roles and Responsibilities Matrix, or otherwise expressly agreed to in this Agreement, that Client may from time to time request, and Wendover may agree to provide, in accordance with Section 2.14 hereof.

Agency: Any agency of the federal government, including GNMA, FHA and VA.

Agreement: This Sub-Servicing Agreement, including all written amendments hereof, and all Exhibits incorporated herein.


Applicable Requirements: The Mortgage Loan sub-servicing procedures that Wendover will follow in performing the Services hereunder, as described in:

        (i)     all applicable federal, state and local laws; and

        (ii) the written, published requirements of VA or FHA for Mortgage Loans that are guaranteed by, or insured by, VA or FHA, respectively, including any written and generally published amendments thereof; and

        (iii) the Roles and Responsibilities Matrix, which is attached hereto and incorporated into this Agreement as Exhibit B, including any mutually agreeable written instructions of Client.

Bailee Agreement and Waiver: That certain Bailee Agreement and Waiver dated of even date herewith, between Client, Textron, and Wendover.

Bankruptcy: (i) The filing of a petition for the declaration of bankruptcy pursuant to Chapters 7, 11, 12 or 13 of the Bankruptcy Reform Act of 1978, as amended; or (ii) the admission in writing of the inability to pay debts as they become due, the filing of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of creditors.

Blocked Account Control Agreement: That certain Blocked Account Control Agreement dated of even date herewith, between Client, Textron, Wendover, and JPMorgan Chase Bank.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the state of North Carolina are authorized or obligated by law or executive order to be closed or (iii) a day on which Wendover is closed.

Exhibit A of Sub-Servicing Agreement                                      1 of 4

Client: Defined in the preamble of this Agreement.

Custodian: The third party designated by Client as the official repository of all original documents relating to the Mortgage Loans, or any successor in interest or assign, or any successor custodian designated by Client.

Effective Date: The first date upon which this Agreement will be binding upon the parties, as defined in the first paragraph of this Agreement.

Exit Fee: The fee payable to Wendover pursuant to Section 7.4 of this Agreement, as set forth in Exhibit C.

Fannie Mae: The Federal National Mortgage Association.

FHA: The Federal Housing Administration of the United States Department of Housing and Urban Development.

FHA Loan: A Mortgage Loan identified on the Mortgage Loan Schedule as having FHA insurance.

Foreclosure: As to any Mortgage Loan, the period beginning with the date that the Mortgage Loan is referred to an attorney for collection.

Freddie Mac: The Federal Home Loan Mortgage Corporation.

GLCA: Defined in the preamble of this Agreement.

GLF: Defined in the preamble of this Agreement.

GNMA: The Government National Mortgage Association.

GNMA Loan: An FHA Loan or a VA Loan identified on the Mortgage Loan Schedule as having a GNMA guaranty.

Indemnification Agreement: That certain Indemnification Agreement dated of even date herewith, between Wendover and Textron.

Instruments and Documents: Instruments and Documents shall have the meaning assigned to such term in the Bailee Agreement and Waiver.

Losses: Any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses.

Exhibit A of Sub-Servicing Agreement                                      2 of 4

Material Assumptions: The information set forth on Exhibit D hereof, that Wendover has received from Client or has otherwise depended upon in developing the fees set forth on Exhibit C hereof.

Monthly Sub-Servicing Fee: The recurring monthly charge payable to Wendover as set forth in Paragraph 1(a) of Exhibit C of this Agreement.

Mortgage: The mortgage, mortgage deed, deed of trust or other instrument creating a lien on or ownership interest in an estate in fee simple in residential real property securing a Mortgage Note, including any riders, assumption agreements or modifications.

Mortgage Loan: An individual mortgage loan that is sub-serviced by Wendover under this Agreement, as identified on the Mortgage Loan Schedule.

Mortgage Loan Schedule: The Mortgage Loan-related information set forth on Exhibit E of this Agreement, which will include but not be limited to the number and type of Mortgage Loans (e.g. fixed rate, adjustable rate, etc.), and such other information as Wendover may reasonably require in order to formulate the fees set forth on Exhibit C hereof.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor.

Mortgage Record: Any Mortgage Loan-related servicing data, electronic or otherwise, received by Wendover or considered by Wendover to be necessary or appropriate in order for Wendover to perform the Services hereunder.

Mortgaged Property: The real property securing a Mortgage Note pursuant to the related Mortgage.

Mortgagor: The obligor on a Mortgage Note.

P&I Custodial Account: The account created and maintained pursuant to Section
2.4 hereof.

Proceeds: Proceeds shall have the meaning assigned to such term in the Bailee Agreement and Waiver.

Services. The Mortgage Loan-related functions specifically described in (i) the Roles and Responsibilities Matrix and other Applicable Requirements, and (ii) the terms and conditions of this Agreement.

Servicing File: With respect to any Mortgage Loan, all "hard" copies of documents or records that Wendover considers necessary or appropriate in order to fulfill its obligations under this Agreement, including the (i) Mortgage Note and prepayment penalty addendum (if applicable); (ii) deed of trust; legal description of Mortgaged Property; (iii) adjustable rate mortgage rider (if applicable); (iv) buydown schedule (if applicable); (v) HUD settlement statement (HUD 1); (vi) hazard insurance policy; (vii) flood insurance certificate; (viii) tax information sheet; (ix)

Exhibit A of Sub-Servicing Agreement                                      3 of 4

Mortgage Insurance certificate (if applicable); (x) initial escrow statement;
(xi) Mortgage Loan application; and (xii) appraisal of the Mortgaged Property.

Shifting Control Notice: Shifting Control Notice shall have the meaning assigned to such term in the Blocked Account Control Agreement.

System: Computer hardware, software and firmware that is utilized or accessed by Wendover in performing the Services.

Textron: Textron Financial Corporation.

Transfer Date: As to each Mortgage Loan, the date such Mortgage Loan is placed on Wendover's System, such date to be determined solely by reference to Wendover's records.

VA: The United States Department of Veterans Affairs.

VA Loan: A Mortgage Loan that is identified on the Mortgage Loan Schedule as guaranteed by the VA.

Warehouse Lender: Any of Client's warehouse lenders, including Textron.

Wendover: Wendover Financial Services Corporation, as defined in the first paragraph of this Agreement.

Exhibit A of Sub-Servicing Agreement                                      4 of 4

                                   EXHIBIT B
                          (to Sub-Servicing Agreement)

                       ROLES AND RESPONSIBILITIES MATRIX

                          (To be Provided Separately)

[* 13 pages]

[*] Denotes confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                    EXHIBIT C
                          (to Sub-Servicing Agreement)

                                      FEES

As consideration for Wendover's performance hereunder, Client agrees to pay Wendover the following fees in accordance with the terms and conditions set forth in this Agreement, which fees are a combination of recurring monthly charges, one-time charges, and miscellaneous charges as set forth below.

1.      Recurring Monthly Charges.

        (a) Monthly Sub-Servicing Fee. Beginning with the calendar month of the Effective Date, and for each calendar month during the term of this Agreement, Client agrees to pay Wendover, in addition to all other fees described herein, a monthly sub-servicing fee (the "Monthly Sub-Servicing Fee"), which will be the greater of (i) or (ii) below:

                   (i) the minimum monthly fee of Three Thousand Dollars ($3,000.00); or

                   (ii) the amount determined by multiplying the Per Loan Fee indicated below by the Total Mortgage Loans Per Month*, as set forth in the following chart:

                    ---------------------------------------------

                      Per Loan Fee - Fixed     Per Loan Fee -
                              Rate            Adjustable Rate
                    ---------------------------------------------
                             $7.50                 $8.50
                    ---------------------------------------------

* Total Mortgage Loans Per Month is calculated by adding (i) the number of Mortgage Loans on the System at the beginning of the calendar month, and (ii) the number of Mortgage Loans added to the System during that calendar month, and
(iii) other Mortgage Loans for which Wendover is providing Services even though such Mortgage Loans have not yet been added to the System. For purposes of calculating Total Mortgage Loans Per Month, a Mortgage Loan paid in full shall remain on the System through the date that a lien release for such Mortgage Loan has been prepared by Wendover and forwarded to the appropriate party.

        (b) Delinquency Fee. In addition to the Monthly Sub-Servicing Fee and applicable Loss Mitigation Fee described in subparagraph (e) below, Client agrees to pay Wendover additional monthly fees for each Mortgage Loan for which any payment by Mortgagor is at least thirty (30) days past due, as follows:

                (i)  [*]; or

                (ii) [*]; or

Exhibit C of Sub-Servicing Agreement                                      1 of 5

                (iii)  [*]

        (c) Bankruptcy-related Fee. If bankruptcy services are reflected on the Roles and Responsibilities Matrix as a Wendover responsibility, Client agrees to pay Wendover, in addition to the Monthly Sub-Servicing Fee, an additional monthly fee of [*] for each Mortgage Loan for which the Mortgagor is in Bankruptcy during any part of the calendar month. A Mortgage Loan will be considered in Bankruptcy upon receipt by Wendover of written or verbal notice from any attorney, trustee-in-bankruptcy, or other reasonably reliable source.

        (d) Foreclosure-related Fee. If foreclosure services are reflected on the Roles and Responsibilities Matrix as a Wendover responsibility, Client agrees to pay Wendover, in addition to the Monthly Sub-Servicing Fee and applicable Loss Mitigation Fee described in subparagraph (e) below, an additional monthly fee of [*] for each Mortgage Loan that is in Foreclosure during any part of the calendar month.

        (e) Loss Mitigation Fee. If loss mitigation services are reflected on the Roles and Responsibilities Matrix as a Wendover responsibility, Client agrees to pay Wendover, in addition to the Monthly Sub-Servicing Fee, and in addition to any applicable Delinquency or Foreclosure Fee,
        (i) an additional monthly fee of [*] for each Mortgage Loan in Loss Mitigation status for all or part of any calendar month, and (ii) the following fees applicable to completed Loss Mitigation cases:

                Completed Short Sale:                       [*]
                Written Extended Forbearance Plan:          [*]
                Modification of existing note:              [*]
                Completed Deed in Lieu:                     [*]
                Completed Partial Claim:                    [*]

        (f) Real Estate Owned (REO)-related Fee. If REO services are reflected on, Exhibit B, the Roles and Responsibilities Matrix as a Wendover responsibility, Client agrees to pay Wendover, in addition to the Monthly Sub-Servicing Fee and applicable loss mitigation fee described in subparagraph (e) above, an additional monthly fee of [*] for each Mortgage Loan that is in REO during any part of the calendar month.

        In addition, Wendover will be paid a marketing fee of [*] of the sales price of each REO property, if Client elects to have Wendover perform the marketing of the property. From this marketing fee, Wendover will be responsible for payment of fees to any outsource vendor selected by Wendover, as well as real estate commissions paid on the sale of the property. The minimum marketing fee for each REO property will be [*]. Client will notify Wendover within ten (10) Business Days of Wendover's notification of foreclosure sale of its intent to market the property.

Exhibit C of Sub-Servicing Agreement                                      2 of 5

2.      One-Time Charges.

        (a)     [Waived per Robbie Romero; /s/ GL 5/10/2003]

        (b) Ongoing Set-Up Fee. For each Mortgage Loan that is added to Wendover's System after the initial transfer of Client's portfolio, Client agrees to pay Wendover a one-time Set-Up Fee, as follows: (i) for Mortgage Loans that are transferred to the Wendover System by electronic means, the Set-Up Fee will be [*]; and (ii) for Mortgage Loans that are transferred to Wendover via "hard copy" files and manually loaded onto the Wendover System, the Set-Up Fee will be [*].

        (c) Mortgage Insurance Claim-related Fee. Client agrees to pay Wendover [*] for each claim/expense reimbursement filed by Wendover on Client's behalf.

        (d) Mortgage Note Conversion Fee. Client agrees to pay Wendover (i) [*] for each adjustable rate Mortgage Loan that is converted to a fixed rate Mortgage Loan under the terms of the Mortgage Note; and (ii) [*] for each non-escrow Mortgage Loan that is converted to an escrowed Mortgage Loan.

        (e) Client Sale Fee. Client agrees to pay Wendover a fee of [*] upon the sale by the Client of any part of its interest in any Mortgage Loan subject to this Agreement upon which sale this Agreement remains in force and effect and is not terminated with respect to such Mortgage Loan.

        (f) Lien Release Fee. Client agrees to pay for all costs or fees associated with preparing and processing the lien release and any related documents (including any assignments of Mortgage necessary to complete the lien release). Costs and fees associated with preparing and processing the lien release and related documents shall include, without limitation, the cost of title searches, custodial fees, and recording fees; provided, however, that no such costs and fees shall be incurred without prior written notice to the Client. Upon completion of lien release of a Mortgage Loan, or extinguishing of the Mortgage Loan through Foreclosure, Client agrees that Servicing Files will be shipped at Client's expense.

        (g) Deconversion Fee. Client agrees to pay Wendover, in addition to all other amounts due hereunder, [*] as a deconversion fee for each Mortgage Loan deconverted from Wendover's system for any reason other than payment in full.

Exhibit C of Sub-Servicing Agreement                                      3 of 5

        (h)     Exit Fee. If this Agreement is terminated pursuant to Section
        7.4 hereof, then Client agrees to pay to Wendover [*] at the time of the notice of termination.

        (i) Dial-In Alltel Access. If Client elects to purchase Dial-in Access to the Wendover servicing system, Client agrees to pay Wendover, in addition to the Monthly Sub-Servicing Fee, the following fees:

                     One-time setup fee (2 users)                 [*]
                     Setup fee for each additional user           [*]
                     Monthly fee per user                         [*]
                     ALLTEL Transaction Charge                    [*]
                     Client will bear all communication costs.

        (j) Fees for Other Services. In addition to all other fees set forth herein, Client will pay Wendover for the fees set forth in Exhibit C.1 for (i) default property inspections; (ii) broker price options (BPOs);
        (iii) appraisals; (iv) tax service; (v) flood determinations; (vi) title searches; (vii) loss draft property inspections; and (viii) attorneys' and trustees' services related to bankruptcy and foreclosure actions for Mortgage Loans; provided, however, that the fees charged by and payable to Wendover for GNMA-guaranteed Mortgage Loans, and (B) HUD-insured and VA-guaranteed Mortgage Loans shall not exceed the applicable amounts allowable under the applicable Agency Guidelines. All fees set forth in Exhibit C.1 are subject to change upon thirty (30) days' prior written notice.

4. Annual Adjustment to Fee. Unless otherwise expressly provided in this Agreement with respect to the charges to be paid hereunder, the parties acknowledge and agree to use the Employment Cost Index for Total Compensation (not seasonally adjusted), Private Industry Workers, White-collar occupations excluding sales, June 1989 = 100 (the "ECI"), as the basis for annual adjustments to all charges to be paid by Client to Wendover (the "Adjustable Charges"). The ECI is published by the Bureau of Labor Statistics (the "BLS") of the U.S. Department of Labor. For purposes of this Exhibit C, the most recently published ECI as of any anniversary of the Effective Date is the "ECI Current Index", and the "ECI Base Index" is the ECI Current Index from the prior anniversary of the Effective Date (or, for the first anniversary, the ECI most recently published as of the Effective Date). If, on any anniversary of the Effective Date, the ECI Current Index is higher than the ECI Base Index, then, effective as of such anniversary, an adjustment to the Adjustable Charges will be made by increasing the Adjustable Charges by the percentage that the ECI Current Index increased from the ECI Base Index. In calculating the percentage increase, the parties agree to round to one decimal place. If, on any anniversary of the Effective Date, the ECI Current Index is lower than the ECI Base Index, no adjustment to the Adjustable Charges will be made. If the period from the ECI Base Index to the ECI Current Index is other than 12 months, an adjustment to a full year will be pro-rated accordingly. If an adjustment is not made on an anniversary date for any reason, then the ECI Base Index for the following anniversary date will be the same as the

Exhibit C of Sub-Servicing Agreement                                      4 of 5

        ECI Base Index for the anniversary date on which no adjustment was made. The parties acknowledge and agree that Wendover will adjust the Adjustable Charges and will advise Client of such adjustment in writing so that the new charges will amend this Agreement and become effective on the applicable anniversary of the Effective Date.

Exhibit C of Sub-Servicing Agreement                                      5 of 5

                                   EXHIBIT C.1
                          (to Sub-Servicing Agreement)



                                   OTHER FEES

1.      Default Property Inspection

Property Inspection                             $ [*]

Property Inspection Fee is for a basic property inspection in all states except Alaska and Hawaii and excludes any additional fees such as Rush Fees or Photo Fees, which will be invoiced separately.

2.      Broker Price Option (BPO)

BPO Interior with photo                                   $ [*]
BPO Interior without photo                                $ [*]
BPO Exterior with photo                                   $ [*]
BPO Exterior without photo                                $ [*]
Mississippi Property Evaluation                           $ [*]

BPO Fees are for residential properties in all states except Alaska and Hawaii, and exclude properties valued greater than $500,000, and Rural and Trip Charges, which will be quoted as needed.

3.      Appraisals

FNMA 1004 - Uniform Residential    Full Appraisal                $   [*]
Appraisal Report

FNMA 2055 Desktop Underwriter      Limited Appraisal - Exterior  $   [*]
Quantitative Analysis Appraisal    Only
Report
                                   Limited Appraisal
FNMA 2055 Desktop Underwriter      Interior/Exterior             $   [*]
Quantitative Analysis Appraisal
Report

Appraisal Fees are for residential properties in all states [*].


Exhibit C.1 of Sub-Servicing Agreement                                    1 of 4

4.   Tax Service Fee

Tax Service Contract - life of loan, fully                $  [*]
transferable within Transamerica

5.   Flood Determination

Flood Determination life of loan, fully                   $  [*]
transferable within Transamerica

6.   Title Search

Title Search to obtain recording information on           $  [*]
paid in full loan

7.   Loss Draft Property Inspections

Loss Draft Property Inspection                            $  [*]
24-hour rush fee - additional fee                         $  [*]
48-hour rush fee - additional fee                         $  [*]

8. Attorneys' and Trustees' Fees for Other Loan Types (All Loans Excluding HUD-Insured and GNMA-Guaranteed and VA-Guaranteed Loans)

           Nonjudicial      Judicial        Eviction       Deed-in-Lieu       Replevin
 State     Foreclosure     Foreclosure       Action        Foreclosure        Actions
--------   ------------    -----------     ------------    ------------   ---------------
   AK             [*]            [*]                [*]            [*]
   AL             [*]            [*]                [*]            [*]               [*]
   AR             [*]            [*]                [*]            [*]               [*]
   AZ             [*]            [*]                [*]            [*]               [*]
   CA             [*]            [*]                [*]            [*]               [*]
   CO             [*]            [*]                [*]            [*]               [*]
   CT             [*]            [*]                [*]            [*]               [*]
   DC             [*]            [*]                [*]            [*]               [*]
   DE             [*]            [*]                [*]            [*]               [*]
   FL             [*]            [*]                [*]            [*]               [*]
   GA             [*]            [*]                [*]            [*]               [*]
   GU             [*]            [*]                [*]            [*]
   HI             [*]            [*]                [*]            [*]
   IA             [*]            [*]                [*]            [*]               [*]
   ID             [*]            [*]                [*]            [*]               [*]
   IL             [*]            [*]                [*]            [*]               [*]
   IN             [*]            [*]                [*]            [*]               [*]


Exhibit C.1 of Sub-Servicing Agreement                                    2 of 4

-----------------------------------------------------------------------------------------------------------
KS      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
KY      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
LA      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
MA      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
MD      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
ME      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
MI      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
MN      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
MO      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
MS      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
MT      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
NC      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
ND      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
NE      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
NH      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
NJ      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
NM      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
NV      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
NY      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
OH      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
OK      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
OR      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
PA      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
PR      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
RI      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
SC      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
SD      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
TN      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
TX      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
UT      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
VA      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
VI      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
VT      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
WA      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
WI      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
WV      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------
WY      [*]                        [*]           [*]                  [*]            [*]
-----------------------------------------------------------------------------------------------------------

1    [*]
2    [*]
3    [*]
4    [*]
5    [*]
6    [*]
7    [*]
8    [*]
9    [*]
10   [*]

Exhibit C.1 of Sub-Servicing Agreement                                    3 of 4

[*]
[*]
[*]

Exhibit C.1 of Sub-Servicing Agreement                                    4 of 4

                                    EXHIBIT D
                          (to Sub-Servicing Agreement)

                              MATERIAL ASSUMPTIONS

-   The term of the Agreement to be sixty-two (62) months
-   Two (2) month period for conversion
-   Three Hundred Fifty (350) Mortgage Loans will be converted July, 2003
-   New loan flow will begin June, 2003
- During months 2 through 25 of the contract term, one hundred fifty (150) new Mortgage Loans per month
-   Mortgage Loans boarded in June, 2003 will be manually boarded
-   Effective July, 2003, all Mortgage Loans will be electronically boarded
- No more than one thousand eighty (1,080) Mortgage Loans will be deconverted in the first 26 months of the contract term.
- No more than eighteen percent (18%) of the Mortgage Loans will pay in full in any calendar year
- The Agreement represents a standard Wendover offering - no private label components
- No more than thirty percent (30%) of active Mortgage Loans will call Wendover customer service

Exhibit D of Sub-Servicing Agreement                                      1 of 1

                                    EXHIBIT E
                          (to Sub-Servicing Agreement)

                             MORTGAGE LOAN SCHEDULE

                           (To Be Provided Separately)

                                  [* 9 pages]




Exhibit E of Sub-Servicing Agreement                                      1 of 1

                                    EXHIBIT F
                          (to Sub-Servicing Agreement)

                              INTENTIONALLY OMITTED

Exhibit F of Sub-Servicing Agreement                                      1 of 1

                                    EXHIBIT G
                          (to Sub-Servicing Agreement)

                          DISPUTE RESOLUTION PROCEDURES

G.1 Mediation. Any Dispute that the parties are unable to resolve through informal discussions or negotiations pursuant to Article VI of this Agreement will be submitted to non-binding mediation, which will be held in Plano, Texas if initiated by Client and in a location of Client's election if initiated by Wendover. The parties will mutually determine who the mediator will be from a list of mediators obtained from the American Arbitration Association office located in the city in which the proceeding will take place, determined as set forth above (the "AAA"). If the parties are unable to agree on the mediator, the mediator will be selected by the AAA.

G.2 Arbitration. Any Dispute that the parties are unable to resolve through mediation pursuant to Section G.1 of this Exhibit will be submitted to arbitration in accordance with the following procedures:

        (a) Demand for Arbitration; Location. Either party may demand arbitration by giving the other party written notice to such effect, which notice will describe, in reasonable detail, the facts and legal grounds forming the basis for the filing party's request for relief and will include a statement of the total amount of damages claimed, if any, and any other remedy sought by that party. The arbitration will be held before one neutral arbitrator in Plano, Texas if the proceedings are initiated by Client and in a location of Client's election if the proceedings are initiated by Wendover.

        (b) Identification of Arbitrator. Within thirty (30) days after the other party's receipt of such demand, the parties will mutually determine who the arbitrator will be. If the parties are unable to agree on the arbitrator within that time period, the arbitrator will be selected by the AAA. In any event, the arbitrator will have a background in, and knowledge of, the information technology services industry and will be an appropriate person based on the nature of the Dispute. If a person with such industry experience is not available, the arbitrator will be chosen from the large and complex case panel or, if an appropriate person is not available from such panel, the retired federal judges pool.

        (c) Conduct of Arbitration. The arbitration will be governed by the Commercial Arbitration Rules of the AAA, except as expressly provided in this Section G.2. However, the arbitration will be administered by any organization mutually agreed to in writing by the parties. If the parties are unable to agree on the organization to administer the arbitration, it will be administered by the AAA under its procedures for large and complex cases. Pending the arbitrator's determination of the merits of

Exhibit G of Sub-Servicing Agreement                                      1 of 2
                the Dispute, either party may apply to any court of competent jurisdiction to seek injunctive or other extraordinary relief.

        (d) Scope of Discovery. Discovery will be limited to the request for and production of documents, depositions and interrogatories. Interrogatories will be allowed only as follows: a party may request the other party to identify by name, last known address and telephone number (i) all persons having knowledge of facts relevant to the Dispute and a brief description of that person's knowledge, (ii) any experts who may be called as an expert witness, the subject matter about which the expert is expected to testify, the mental impressions and opinions held by the expert and the facts known by the expert (regardless of when the factual information was acquired) which relate to or form the basis for the mental impressions and opinions held by the expert and (iii) any experts who have been used for consultation, but who are not expected to be called as an expert witness, if such consulting expert's opinions or impressions have been reviewed by an expert witness. All discovery will be guided by the Federal Rules of Civil Procedure. All issues concerning discovery upon which the parties cannot agree will be submitted to the arbitrator for determination.

        (e) Authority of Arbitrator. In rendering an award, the arbitrator will determine the rights and obligations of the parties according to the substantive and procedural laws of the State of North Carolina. The arbitrator will not have authority to award damages in excess of the amount or other than the types allowed by Article VI and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

        (f) Joinder of parties. Each of Wendover and Client agree that it will use commercially reasonable efforts to join (and will allow the other party to join) any third party that the parties have agreed is indispensable to the arbitration. If any such third party does not agree to be joined, the arbitration will proceed nonetheless.

        (g) Award. The decision of, and award rendered by, the arbitrator will be final and binding on the parties. Upon the request of a party, the arbitrator's award will include written findings of fact and conclusions of law. Judgment on the award may be entered in and enforced by any court of competent jurisdiction. Each party will bear its own costs and expenses (including filing fees) with respect to the arbitration, including one-half of the fees and expenses of the arbitrator.

Exhibit G of Sub-Servicing Agreement                                      2 of 2

                                    EXHIBIT H
                          (to Sub-Servicing Agreement)

                             DATA ACCESS PROCEDURES

        The databases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other information furnished to Client by Wendover as part of the Services constitute copyrighted, trade secret or proprietary information of substantial value to Wendover. Such databases, programs and other information are collectively referred to below as "Wendover Information". Client agrees that it will treat all Wendover Information as proprietary to Wendover and that it will not divulge any Wendover Information to any person or organization except as is expressly permitted hereunder. Wendover Information is furnished "as is" without warranty. Without limiting the foregoing Client agrees for itself and its employees and agents to:

        (i) Access data and functions solely for Client's own internal use and benefit;

        (ii) Discontinue use of the data access security system at any time upon notice from Wendover;

        (iii) Upon Wendover's request, cause Client's internal auditors to certify in writing to Wendover that data access is restricted to Client's authorized employees;

        (iv) use such programs and databases solely (1) on Wendover's System or designated Client devices, (2) from devices at Client locations approved in writing by Wendover, and (3) in accordance with Wendover's applicable user documentation;

        (v) refrain from copying or duplicating in any way (other than in the normal course of performing processing on Wendover's computers) any part of any Wendover Information, and to return any Wendover Information upon termination of this Agreement;

        (vi) refrain from obtaining unauthorized access to any programs, data or other information to which Client is not entitled, and if such access is accidentally obtained, to respect and safeguard the same as Wendover Information;

        (vii) refrain from causing or allowing information transmitted from Wendover's computer to Client's terminal to be transmitted to another computer, terminal or other device for other than Client's own use, except upon prior written approval of Wendover;

        (viii) honor all reasonable written requests made by Wendover to protect at Wendover's expense the rights of Wendover in Wendover Information at common law, under the Federal copyright statute and under other Federal and state statutes;

Exhibit H of Sub-Servicing Agreement                                      1 of 2

        (ix) request, issue and maintain a unique user ID for each Client employee, which request must be made in writing to Wendover's designated data security manager;

        (x) request immediate deactivation of a user ID or deletion of access when no longer needed or when Client believes security has been violated;

        (xi) limit knowledge of user IDs and passwords to only authorized Client employees;

        (xii) not (1) disclose passwords directly or indirectly to anyone, including other employees of Client, or (2) store user IDs or passwords in any computer file, as part of an "automatic logon" procedure, or (3) recycle or reuse passwords; and


        (xiii) change the password every thirty (30) days, or when Client believes the password might have become known to others, or when Client suspects a possible security violation.


Exhibit H of Sub-Servicing Agreement                                      2 of 2